EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10 of our report dated June 11, 2020, relating to the financial statements of PhoneBrasil International, Inc., as of December 31, 2019 and 2018 and to all references to our firm included in this Registration Statement.

/S BF Borgers CPA PC

BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

June 12, 2020